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                                                                    Exhibit 8.1

                      [Letterhead of Shearman & Sterling]

                                 July 30, 1997

Silicon Graphics, Inc.
2011 North Shoreline Boulevard
Mountain View, California 94043

Ladies and Gentlemen:

  We have acted as special tax counsel for Silicon Graphics, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission"), relating to the Company's offer to exchange its Senior Convertible Notes due 2004 (the "Senior Notes") for up to all of its Zero Coupon Convertible Subordinated Debentures due 2013 (the "Zero Coupon Debentures"). Defined terms not otherwise defined herein shall have the meanings set forth in the Registration Statement. You have requested our opinion concerning certain United States Federal income tax consequences of the Exchange Offer.

  In delivering this opinion, we have reviewed and relied upon facts and descriptions set forth in the Registration Statement and related documents pertaining to the Registration Statement. We also have relied upon a certificate of an officer of the Company (the "Officer's Certificate"). We have assumed that the Officer's Certificate has been executed and delivered by an appropriate officer of the Company and is true and correct. We also have assumed that the certifications made in the Officer's Certificate will continue to be true and correct as of the Expiration Date unless we receive written notification from the Company prior to the Expiration Date. In addition, we have assumed that all statements to be made in the Officer's Certificate "to the best of the knowledge" of any person will be correct as if made without such qualification.

  Based on the foregoing and the Internal Revenue Code of 1986, as amended (the "Code"), the Income Tax Regulations issued by the United States Treasury Department thereunder (the "Regulations"), administrative rulings of the Internal Revenue Service (the "Service") and judicial decisions, all as in effect on the date hereof, we are of the opinion that for federal income tax purposes:

    1. The Exchange Offer should constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code, although the issue is not free from doubt.

    2. The discussion entitled "Certain Federal Income Tax Considerations" in the Registration Statement, insofar as it relates to statements of law of legal conclusions, is correct in all material respects.

However, our opinion is based upon areas in which the Code and Regulations do not provide clear guidance, and the administrative rulings and judicial decisions do not provide a clear resolution. The Company has not obtained, nor does it intend to obtain, a ruling from the Service with respect to the federal income tax consequences of the Exchange Offer, and it is possible that the Service may take a different position.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
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  In accordance with customary practice relating to opinion letters, our opinions speak only as of the date hereof, and, subject to the assumptions and conditions set forth above, the Expiration Date, and we disclaim any duty to update such opinions.

  This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than the holders of Zero Coupon Debentures, and may not be made available to any other person or entity without our prior written consent.

                                          Very truly yours,

                                          /s/ Shearman & Sterling